Exhibit 99.1

STRYKER REPORTS 2015 RESULTS AND 2016 OUTLOOK

Kalamazoo, Michigan - January 26, 2016 - Stryker Corporation (NYSE:SYK) reported 2015 operating results for the fourth quarter and full year and 2016 outlook:

Fourth Quarter Highlights
Net sales grew 3.7% to $2.7 billion (7.0% constant currency)

Orthopaedics	3.3%	or	7.1% constant currency
MedSurg	3.0%	or	5.6% constant currency
Neurotechnology and Spine	6.5%	or	9.9% constant currency
Reported net earnings per diluted share increased 106.0% to $1.38
Adjusted net earnings per diluted share(1) increased 8.3% to $1.56

Full Year Highlights
Net sales grew 2.8% to $9.9 billion (7.0% constant currency)

Orthopaedics	1.7%	or	6.7% constant currency
MedSurg	3.0%	or	6.2% constant currency
Neurotechnology and Spine	5.0%	or	9.5% constant currency
Reported net earnings per diluted share increased 182.1% to $3.78
Adjusted net earnings per diluted share(1) increased 8.2% to $5.12
"With 2015 organic sales growth of 6.1%, bolstered by a strong fourth quarter increase of 6.4%, our top line results came in above our initial guidance," said Kevin A. Lobo, Chairman and Chief Executive Officer. "This performance reflects the strength of our diversified revenue model, a commitment to innovation and the competitive advantage of our sales and marketing organizations. Our full year adjusted diluted EPS also exceeded our initial expectation, underscoring our commitment to delivering sales growth at the high end of med tech and leveraged earnings gains. With these results and the current momentum across our businesses, we feel well positioned heading into 2016."
Net Sales Analysis
Consolidated net sales of $2.7 billion and $9.9 billion increased 3.7% and 2.8% as reported in the quarter and full year and 7.0% in constant currency in both periods, as foreign currency exchange rates negatively impacted net sales by 3.2% and 4.2%. Excluding the 0.6% and 0.9% impact of acquisitions, net sales increased 6.4% and 6.1% in constant currency including 8.1% and 7.6% from increased unit volumes partially offset by 1.7% and 1.6% in lower prices.
Orthopaedics net sales of $1.1 billion and $4.2 billion increased 3.3% and 1.7% as reported in the quarter and full year and 7.1% and 6.7% in constant currency, as foreign currency exchange rates negatively impacted net sales by 3.8% and 5.0%. Acquisitions had no impact on net sales in the quarter and 0.5% in the full year. Excluding the impact of acquisitions, net sales increased 7.1% and 6.1% in constant currency including 9.1% and 8.6% from increased unit volumes partially offset by 2.1% and 2.4% in lower prices.
MedSurg net sales of $1.1 billion and $3.9 billion increased 3.0% in both periods and 5.6% and 6.2% in constant currency in the quarter and full year, as foreign currency exchange rates negatively impacted net sales by 2.6% and 3.2%. Excluding the 1.5% and 1.7% impact of acquisitions, net sales increased 4.2% and 4.5% in constant currency including 5.1% and 4.8% from increased unit volumes partially offset by 0.9% and 0.3% in lower prices.
Neurotechnology and Spine net sales of $483 million and $1.8 billion increased 6.5% and 5.0% as reported in the quarter and full year and 9.9% and 9.5% in constant currency, as foreign currency exchange rates negatively impacted net sales by 3.4% and 4.5%. Acquisitions had no impact on net sales in the quarter and 0.1% in the full year. Excluding the impact of acquisitions, net sales increased 9.9% and 9.4% in constant currency including 12.3% and 11.6% from increased unit volumes partially offset by 2.4% and 2.3% in lower prices.
Earnings Analysis
Reported net earnings of $522 million and $1.4 billion increased 100.8% and 179.4% in the quarter and full year. Reported net earnings per diluted share of $1.38 and $3.78 increased 106.0% and 182.1%. Reported net earnings includes charges for the Rejuvenate and ABG II recall, amortization of intangible assets, restructuring-related activities and acquisition and integration related activities. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the reconciliation of actual results to adjusted results. Excluding the impact of these charges, reported gross profit margin increased in the quarter from 67.0% to 67.1%

and for the full year from 66.4% to 66.5% and reported operating income margin increased in the quarter from 23.9% to 27.4% and for the full year from 18.7% to 24.9%.
Excluding the impact of the items described above, adjusted net earnings(2) of $591 million and $1.9 billion increased 7.1% and 7.7%, in the quarter and full year. Adjusted net earnings per diluted share(1) of $1.56 and $5.12 increased 8.3% and 8.2% in the quarter and full year.
2016 Outlook
We expect 2016 constant currency sales growth in the range of 5.0% to 6.0% and adjusted net earnings per diluted share to be in the range of $1.17-$1.22 and $5.50-$5.70 for the first quarter and full year. If foreign currency exchange rates hold near current levels, we expect net sales in the first quarter and full year of 2016 to be negatively impacted by approximately 1.1% and 1.0% and adjusted net earnings per diluted share to be negatively impacted by approximately $0.02-$0.03 and $0.12-$0.13 in the first quarter and full year.
(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information, appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information, appears below.
Conference Call on Tuesday, January 26, 2016
As previously announced, the Company will host a conference call on Tuesday, January 26, 2016 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter and year ended December 31, 2015 and provide an operational update.
To participate in the conference call dial (866) 436-9172 (domestic) or (630) 691-2760 (international) and be prepared to provide confirmation number 40475857 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.
A recording of the call will also be available from 8:30 p.m., Eastern Time, on Tuesday, January 26, 2016, until 11:59 p.m., Eastern Time, on Tuesday, February 2, 2016. To hear this recording you may dial (888) 843-7419 (domestic) or (630) 652-3042 (international) and enter the passcode 4047 5857 #.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

STRYKER CORPORATION For the Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS

	Three Months			Full Year
	2015	2014	% Change	2015	2014	% Change
Net Sales	$2,715	$2,618	3.7%	$9,946	$9,675	2.8%
Cost of Sales	895	900	(0.6)	3,344	3,319	0.8
Gross Profit	1,820	1,718	5.9	6,602	6,356	3.9
% of sales	67.0%	65.6%		66.4%	65.7%
Research, development and engineering expenses	164	153	7.2	625	614	1.8
Selling, general and administrative expenses	970	939	3.3	3,610	3,547	1.8
Recall charges, net of insurance proceeds	(20)	112	(117.9)	296	761	(61.1)
Intangible asset amortization	58	46	26.1	210	188	11.7
Total Operating Expenses	1,172	1,250	(6.2)	4,741	5,110	(7.2)
Operating Income	648	468	38.5	1,861	1,246	49.4
% of sales	23.9%	17.9%		18.7%	12.9%
Other income (expense), net	(36)	(7)	414.3	(126)	(86)	46.5
Earnings before income taxes	612	461	32.8	1,735	1,160	49.6
Income Taxes	90	201	(55.2)	296	645	(54.1)
Net Earnings	$522	$260	100.8%	$1,439	$515	179.4%
Net earnings per share of common stock:
Basic	$1.39	$0.68	104.4%	$3.82	$1.36	180.9%
Diluted	$1.38	$0.67	106.0%	$3.78	$1.34	182.1%
Weighted-average shares outstanding - in millions:
Basic	374.3	378.5		376.6	378.5
Diluted	378.4	383.0		380.9	382.8
CONDENSED BALANCE SHEETS

	December
	2015	2014
ASSETS
Cash and cash equivalents	$3,379	$1,795
Marketable securities	700	3,205
Accounts receivable, net	1,662	1,572
Inventories	1,639	1,588
Other current assets	564	524
Total Current Assets	$7,944	$8,684
Property, plant and equipment, net	1,199	1,098
Goodwill and other intangibles, net	5,930	6,204
Other assets	1,174	1,293
Total Assets	$16,247	$17,279
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$2,809	$2,868
Accrued recall expenses	694	1,593
Other liabilities	980	977
Long-term debt, excluding current maturities	3,253	3,246
Shareholders' equity	8,511	8,595
Total liabilities and shareholders' equity	$16,247	$17,279
CONDENSED STATEMENTS OF CASH FLOWS

	Full Year
	2015	2014
Operating activities
Net earnings	$1,439	$515
Depreciation	187	190
Amortization of intangible assets	210	188
Changes in operating assets and liabilities and other, net	(937)	884
Net cash provided by operating activities	$899	$1,777
Investing activities
Acquisitions, net of cash acquired	$(153)	$(916)
Change in marketable securities, net	2,379	(729)
Purchases of property, plant and equipment	(270)	(233)
Net cash provided by (used in) investing activities	$1,956	$(1,878)
Financing activities
Borrowings/repayments of debt, net	$(696)	$173
Dividends paid	(521)	(462)
Proceeds from issuance of long-term debt, net	744	986
Repurchase of common stock	(700)	(100)
Other financing	32	37
Net cash (used in) provided by financing activities	$(1,141)	$634
Effect of exchange rate changes on cash and cash equivalents	(130)	(77)
Change in cash and cash equivalents	$1,584	$456

STRYKER CORPORATION For the Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars) CONDENSED SALES ANALYSIS

	Three Months				Full Year
			% Change				% Change
	2015	2014	Reported	Constant Currency	2015	2014	Reported	Constant Currency
Geographic sales:
United States	$1,971	$1,818	8.4%	8.4%	$7,116	$6,558	8.5%	8.5%
International	744	800	(6.9)	3.7	2,830	3,117	(9.2)	3.7
Total Net Sales	$2,715	$2,618	3.7%	7.0%	$9,946	$9,675	2.8%	7.0%
Worldwide sales:
Orthopaedics	$1,145	$1,110	3.3%	7.1%	$4,223	$4,153	1.7%	6.7%
MedSurg	1,087	1,054	3.0	5.6	3,895	3,781	3.0	6.2
Neurotechnology and Spine	483	454	6.5	9.9	1,828	1,741	5.0	9.5
Total Net Sales	$2,715	$2,618	3.7%	7.0%	$9,946	$9,675	2.8%	7.0%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
				Percentage Change
					United States	International
	2015	2014	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics
Knees	$380	$363	4.7%	8.0%	9.1%	(6.3)%	5.5%
Hips	324	331	(1.9)	2.1	6.4	(14.0)	(4.0)
Trauma and Extremities	350	335	4.6	8.8	13.6	(6.6)	2.9
Other	91	81	12.9	15.6	11.3	21.7	38.6
ORTHOPAEDICS	$1,145	$1,110	3.3%	7.1%	9.7%	(8.1)%	2.4%
MedSurg
Instruments	$408	$393	3.7%	6.6%	7.8%	(8.0)%	3.1%
Endoscopy	398	390	2.0	4.9	5.4	(7.2)	3.5
Medical	226	218	4.0	6.4	3.6	6.4	20.5
Sustainability	55	53	1.2	1.2	1.3	(30.1)	(17.8)
MEDSURG	$1,087	$1,054	3.0%	5.6%	5.6%	(5.5)%	5.9%
Neurotechnology and Spine
Neurotechnology	$289	$262	10.3%	14.5%	16.7%	—%	10.9%
Spine	194	192	1.3	3.7	9.1	(16.7)	(8.9)
NEUROTECHNOLOGY AND SPINE	$483	$454	6.5%	9.9%	13.2%	(6.1)%	3.7%

	Full Year
			Percentage Change
					United States	International
	2015	2014	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics
Knees	$1,403	$1,396	0.5%	4.6%	4.9%	(9.6)%	3.9%
Hips	1,263	1,291	(2.1)	3.1	6.3	(13.6)	(1.1)
Trauma and Extremities	1,291	1,230	4.9	10.8	16.1	(8.7)	4.4
Other	266	236	13.0	16.4	18.2	(5.0)	10.2
ORTHOPAEDICS	$4,223	$4,153	1.7%	6.7%	9.2%	(10.5)%	2.5%

MedSurg
Instruments	$1,466	$1,424	2.9%	6.5%	7.2%	(9.1)%	4.5%
Endoscopy	1,390	1,382	0.5	3.9	5.3	(11.5)	0.4
Medical	823	766	7.5	10.4	9.2	0.5	15.1
Sustainability	216	209	3.4	3.5	3.5	(10.7)	3.3
MEDSURG	$3,895	$3,781	3.0%	6.2%	6.7%	(8.6)%	4.4%

Neurotechnology and Spine
Neurotechnology	$1,088	$1,001	8.6%	14.2%	15.6%	(2.3)%	11.9%
Spine	740	740	0.2	3.2	6.6	(14.7)	(4.7)
NEUROTECHNOLOGY AND SPINE	$1,828	$1,741	5.0%	9.5%	11.5%	(6.8)%	5.9%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

STRYKER CORPORATION For the Three Months and Year Ended December 31, 2015 and 2014 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF ACTUAL RESULTS TO ADJUSTED RESULTS

2015 Three Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$1,820	$970	$58	$648	$522	14.7%	$1.38
Acquisition and integration related charges (a)
Other acquisition and integration related	—	(4)	—	4	2	0.1	—
Amortization of intangible assets	—	—	(58)	58	40	1.4	0.10
Restructuring-related charges (b)	3	(51)	—	54	39	1.4	0.10
Rejuvenate and other recall matters (c)	—	—	—	(20)	(12)	(1.0)	(0.02)
ADJUSTED	$1,823	$915	$—	$744	$591	16.6%	$1.56

2014 Three Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$1,718	$939	$46	$468	$260	43.6%	$0.67
Acquisition and integration related charges (a)
Inventory stepped up to fair value	3	—	—	3	—	0.4	—
Other acquisition and integration related	—	(29)	—	29	18	1.0	0.05
Amortization of intangible assets	—	—	(46)	46	34	0.3	0.09
Restructuring-related charges (b)	1	(62)	—	63	41	1.7	0.10
Rejuvenate and other recall matters (c)	—	—	—	112	116	(6.2)	0.33
Tax matters (e)	—	—	—	—	83	(18.2)	0.20
ADJUSTED	$1,722	$848	$—	$721	$552	22.6%	$1.44

2015 Full Year	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$6,602	$3,610	$210	$1,861	$1,439	17.1%	$3.78
Acquisition and integration related charges (a)
Inventory stepped up to fair value	7	—	—	7	4	0.1	0.01
Other acquisition and integration related	—	(28)	—	28	20	0.2	0.05
Amortization of intangible assets	—	—	(210)	210	147	1.5	0.39
Restructuring-related charges (b)	7	(125)	—	132	97	0.7	0.26
Rejuvenate and other recall matters (c)	—	—	—	296	210	2.0	0.55
Legal matters (d)	—	53	—	(53)	(46)	0.1	(0.12)
Tax matters (e)	—	—	—	—	78	(4.4)	0.20
ADJUSTED	$6,616	$3,510	$—	$2,481	$1,949	17.3%	$5.12

2014 Full Year	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$6,356	$3,547	$188	$1,246	$515	55.6%	$1.34
Acquisition and integration related charges (a)
Inventory stepped up to fair value	27	—	—	27	15	0.5	0.04
Other acquisition and integration related	—	(75)	—	75	50	0.7	0.13
Amortization of intangible assets	—	—	(188)	188	133	1.1	0.35
Restructuring-related charges (b)	1	(116)	—	117	78	1.1	0.20
Rejuvenate and other recall matters (c)	—	—	—	761	628	(3.1)	1.65
Tax matters (e)	—	—	—	—	391	(33.6)	1.02
ADJUSTED	$6,384	$3,356	$—	$2,414	$1,810	22.3%	$4.73

(a)
In 2015 we completed acquisitions including CHG Hospital Beds Inc. In 2014 we completed acquisitions including Patient Safety Technologies, Inc., Pivot Medical, Inc., Berchtold Holding, AG., and Small Bone Innovations, Inc. As a result, we incurred certain acquisition and integration related charges.

(b)	In 2015 and 2014 we incurred certain restructuring related charges associated with workforce reductions, facility rationalizations and other restructuring activities.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the recall of Rejuvenate and ABG II and other recall matters.
(d)	Amount represents a gain associated with a legal settlement in 2015.
(e)	In 2015 and 2014 charges represent the tax impacts related to certain discrete tax items and the establishment of the European regional headquarters.